UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2007
Vector Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	1-5759	65-0949535

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of principal executive offices)	(Zip Code)
(305) 579-8000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     In 1994, Vector Group Ltd.’s subsidiary, New Valley LLC, commenced an action against the United States government seeking damages for breach of a launch services agreement covering the launch of one of the Westar satellites owned by New Valley’s former Western Union satellite business. On March 14, 2007, the parties entered into a Stipulation for the Entry of Judgment to settle New Valley’s claims in this litigation. The settlement, among other things, calls for the payment of $20,000,000 by the government to New Valley, inclusive of interest, with each party to bear its own costs, expenses and attorney fees. The stipulation has been submitted to the United States Court of Federal Claims for approval. Vector Group expects to recognize a pre-tax gain in 2007 of approximately $19,500,000 in connection with the settlement.
Item 9.01. Financial Statements and Exhibit
     (c) Exhibit.

Exhibit No.	Exhibit

99.1	Press Release issued March 15, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ Marc N. Bell
Marc N. Bell
Vice President and General Counsel

Date: March 19, 2007

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